Exhbit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8, and the prospectus related thereto, of our report dated January 27, 1997 accompanying the consolidated financial statements of PanAmSat Corporation and subsidiaries and predecessor entity as of December 31, 1996 and 1995 , and for the years ended December 31, 1996, 1995 and 1994, included in or made a part of the Registration Statement on Form S-4 (File No. 333-25293) of PanAmSat Corporation.


                                                  /s/ ARTHUR ANDERSEN LLP
                                                  ---------------------------
                                                  ARTHUR ANDERSEN LLP







Stamford, Connecticut
  May 30, 1997